Exhibit 23.11

Consent of Independent Accountants

The Board of Directors

Apple REIT Nine, Inc.

Richmond, Virginia

We consent to the use in this Post-Effective Amendment on Form S-11 of report dated February 15, 2007 related to the combined financial statements of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. as of and for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in such Post-Effective Amendment.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

January 21, 2009